UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2012 (July 31, 2012)

INVESTORS REAL ESTATE TRUST
 (Exact name of Registrant as specified in its charter)

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North Dakota	000-14851	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988
 (Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modifications to Rights of Security Holders.

On July 31, 2012, Investors Real Estate Trust (the “Company”) adopted Articles Supplementary to the Company’s Declaration of Trust, as amended and supplemented, classifying and designating 4,600,000 of the Company’s authorized preferred shares of beneficial interest, no par value per share, as 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share (“Series B Preferred Shares”), (the “Articles Supplementary”). A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 3.03.

As set forth in the Articles Supplementary, the Series B Preferred Shares will rank, with respect to the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding up of the Company, senior to the Company’s common shares of beneficial interest, no par value per share (“Common Shares”), on parity with the Company’s 8.25% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share (the “Series A Preferred Shares”) and any equity securities that the Company may authorize or issue in the future that by their terms rank on par with the Series B Preferred Shares, and junior to any equity securities of the Company expressly designated as ranking senior to the Series B Preferred Shares.

Upon issuance of the Series B Preferred Shares, the ability of the Company to make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other shares of beneficial interest of the Company ranking junior to the Series B Preferred Shares will be subject to certain restrictions in the event that the Company does not declare dividends on the Series B Preferred Shares during any dividend period.

Holders of Series B Preferred Shares, when and as authorized by the Board of Trustees of the Company (the “Board”), are entitled to cumulative cash distributions at the rate of 7.95% per annum of the $25.00 per share liquidation preference, equivalent to $1.9875 per annum per share.  Distributions are payable quarterly on or about last day of March, June, September and December of each year, commencing on October 1, 2012. In addition to other preferential rights, the holders of Series B Preferred Shares are entitled to receive the liquidation preference, which is $25.00 per share, before the holders of Common Shares in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.

The terms of the Series B Preferred Shares are set forth in the Articles Supplementary, which are hereby incorporated by reference to Exhibit 3.1 to this Current Report on Form 8-K into this Item 3.03.  The summary set forth above is qualified in its entirety by reference to that exhibit.

In connection with the offer and sale of the Series B Preferred Shares, on August 2, 2012, IRET Inc., a North Dakota corporation and the general partner (the “General Partner”) of IRET Properties, A North Dakota Limited Partnership, a North Dakota limited partnership (the “Operating Partnership”), executed Amendment No. 2 (“Amendment No. 2”) to the Agreement of Limited Partnership of the Operating Partnership (the “Limited Partnership Agreement”). Amendment No. 2 designated and authorized the issuance of up to 4,600,000 of the Operating Partnership’s 7.95% Series B Cumulative Redeemable Preferred Units (the “Series B Preferred Units”) to the General Partner. The Series B Preferred Units have economic terms that are substantially similar to those of the Series B Preferred Shares.

On August 2, 2012, the General Partner executed Amendment No. 1 to the Limited Partnership Agreement (“Amendment No. 1”).  Amendment No. 1 designated and authorized the issuance of 1,150,000 of the Operating Partnership’s 8.25% Series A Cumulative Redeemable Preferred Units (the “Series A Preferred Units”) to the General Partner. The Series A Preferred Units have economic terms that are substantially similar to those of the Series A Preferred Shares.

Copies of Amendment No. 1 and Amendment No. 2 are filed as Exhibits 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 3.03. The summary set forth above is qualified in its entirety by reference to Exhibits 3.2 and 3.3.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01.  Other Events.

On July 31, 2012, the Company and the Operating Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated and RBC Capital Markets, LLC, as the representatives of the several underwriters named on Schedule I attached thereto (the “Underwriters”), relating to the issuance and sale of 4,000,000 Series B Preferred Shares (or up to 4,600,000 Series B Preferred Shares if the Underwriters exercise their overallotment option to purchase up to an additional 600,000 Series B Preferred Shares), at a public offering price of $25.00 per share (the “Preferred Shares Offering”). At the Company’s request, the Underwriters reserved for sale, at the public offering price, up to 200,000 Series B Preferred Shares of the Preferred Shares Offering for sale to the Company’s trustees, officers, employees and certain other persons associated with us through a directed share program (the “Directed Share Program”).  The Underwriters will not receive any underwriting discount or commissions with respect to any shares sold in the Directed Share Program.

The Series B Preferred Shares, other than the shares to be sold in the Directed Share Program, were offered to the Underwriters at a price of $24.2125 per share.  The Company estimates that the net proceeds from the Preferred Shares Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $96.7 million (approximately $111.2 million in the event that the Underwriters exercise in full their overallotment option).

In the Underwriting Agreement, the Company made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The closing of the Preferred Shares Offering is expected to occur on August 7, 2012 and is subject to customary closing conditions pursuant to the terms of the Underwriting Agreement.

The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business. Affiliates of certain of the Underwriters have performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses.

The Series B Preferred Shares have been registered on the Company’s shelf registration statement on Form S-3 (File No. 333-182451), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 12, 2012.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to that exhibit. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Company’s prospectus supplement, dated July 31, 2012, which was filed with the SEC pursuant to Rule 424(b) under the Securities Act, on August 1, 2012, which disclosure is hereby incorporated by reference into this Item 8.01.

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K opinion of its counsel, Leonard Street & Deinard, Professional Association.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1†
Underwriting Agreement, dated July 31, 2012, by and among Investors Real Estate Trust and IRET Properties, A North Dakota Limited Partnership and Robert W. Baird & Co. Incorporated and RBC Capital Markets, LLC, as representatives of the several Underwriters listed on Schedule I attached thereto.

3.1†	Articles Supplementary designating the Company’s 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share.

3.2†	Amendment No. 1 to the Agreement of Limited Partnership of IRET Properties, A North Dakota Limited Partnership, dated August 2, 2012.

3.3†	Amendment No. 2 to the Agreement of Limited Partnership of IRET Properties, A North Dakota Limited Partnership, dated August 2, 2012.

5.1†	Opinion of Leonard Street & Deinard, Professional Association, dated August 3, 2012, regarding the legality of the 7.95% Series B Cumulative Redeemable Preferred Shares.

23.1	Consent of Leonard Street & Deinard, Professional Association (included in Exhibit 5.1 hereto).

_________________________
† Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST
Date: August 3, 2012	By: /s/ Timothy P Mihalick Timothy P Mihalick President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1†
Underwriting Agreement, dated July 31, 2012, by and among Investors Real Estate Trust and IRET Properties, A North Dakota Limited Partnership and Robert W. Baird & Co. Incorporated and RBC Capital Markets, LLC, as representatives of the several Underwriters listed on Schedule I attached thereto.

3.1†	Articles Supplementary designating the Company’s 7.95% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share.

3.2†	Amendment No. 1 to the Agreement of Limited Partnership of IRET Properties, A North Dakota Limited Partnership, dated August 2, 2012.

3.3†	Amendment No. 2 to the Agreement of Limited Partnership of IRET Properties, A North Dakota Limited Partnership, dated August 2, 2012.

5.1†	Opinion of Leonard Street & Deinard, Professional Association, dated August 3, 2012, regarding the legality of the 7.95% Series B Cumulative Redeemable Preferred Shares.

23.1	Consent of Leonard Street & Deinard, Professional Association (included in Exhibit 5.1 hereto).

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† Filed herewith.